Exhibit 5
OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
April 21, 2010
Revlon Consumer Products Corporation
237 Park Avenue
New York, NY 10017

Re:	Revlon Consumer Products Corporation and the Guarantors
Listed on Schedule I Hereto
Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $330,000,000 aggregate principal amount of the Company’s 9 3/4% Senior Secured Notes due 2015 (the “Exchange Notes”). The Indenture, dated as of November 23, 2009 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by the corporations listed on Schedule I hereto (the “Guarantors”) to the extent set forth in the Indenture (guarantees by the Guarantors are referred to herein as the “Guarantees”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 9 3/4% Senior Secured Notes due 2015 of the Company (the “Original Notes”) under the Indenture, as contemplated by the Registration Rights Agreement, dated as of November 23, 2009 (the “Registration Rights Agreement”), by and among the Company, the Guarantors, and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as the representatives of the initial purchasers of the Original Notes.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees to be filed by the Company with the Securities and

Revlon Consumer Products Corporation
April 21, 2010

Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	the Restated Certificate of Incorporation of the Company, as amended to date, as certified by the Secretary of State of the State of Delaware;

(v)	the Amended and Restated By-laws of the Company, as amended to date, as certified by Michael T. Sheehan, Secretary of the Company;

(vi)	the certificate of incorporation and by-laws of each of the Guarantors;

(vii)	the resolutions of the Board of Directors of the Company, adopted November 2, 2009, and resolutions of the Pricing Committee thereof, adopted November 13, 2009, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, as certified by Michael T. Sheehan, Secretary of the Company;

(viii)	Actions by Written Consent of the Boards of Directors of each Guarantor, adopted November 2, 2009, relating to the Exchange Offer, the Indenture, the Guarantees and related matters, as certified by Michael T. Sheehan, Secretary of each Guarantor;

(ix)	the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; and

(x)	the form of the Exchange Notes, included as an exhibit to the Indenture.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect on such parties. We have also

Revlon Consumer Products Corporation
April 21, 2010

assumed that each of the Company and the Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.
     Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type governed or contemplated by the Exchange Offer, the Indenture and the Exchange Notes (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act and the Exchange Notes (in the form filed as Exhibit 4.1 to the Registration Statement) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP

SCHEDULE I
GUARANTORS
Incorporated in Delaware
Revlon, Inc.
Almay, Inc.
Charles of the Ritz Group Ltd.
Cosmetics & More Inc.
PPI Two Corporation,
Revlon Consumer Corp.
Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Real Estate Corporation
RIROS Group Inc.
Incorporated in New York
Charles Revson Inc.
North America Revsale Inc.
RIROS Corporation